UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2022

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Stock Yards Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Kentucky	001-13661	61-1137529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street,

Louisville, Kentucky 40206

(Address of Principal Executive Offices) (Zip Code)

(502) 582-2571

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2022, the Board of Directors of Stock Yards Bancorp, Inc. (the “Company”) elected Allison J. Donovan to the Boards of Directors of the Company and its banking subsidiary, Stock Yards Bank & Trust Company (the “Bank”).  The addition of Ms. Donovan will expand the size of each Board to 14 directors. Ms. Donovan will serve a term of office expiring at the next annual meeting of the Company’s shareholders to be held in April 2023, and until her successor is duly elected and qualified. On November 8, 2022, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference, announcing the election.

Ms. Donovan, 42, is a member of Stoll Keenon Ogden (“SKO”), a regional law firm with approximately 180 attorneys practicing out of five cities in Kentucky and Indiana. Ms. Donovan has been with the firm since 2006 upon graduating from the University of Kentucky College of Law and concentrates primarily on Corporate, Securities, Mergers & Acquisitions, and Banking matters. She has been active in firm management and recently served on the firm’s Board of Directors and Executive Committee. She is a director and the immediate past President of the Kentucky Bar Foundation, and has previously served on other community nonprofit boards, including the American Heart Association and the John W. Rowe Foundation, Inc. Ms. Donovan has previously participated in Leadership Central Kentucky and the Leadership Council on Legal Diversity Fellows program. Among other recognitions, Ms. Donovan has the distinction of being honored as a Rising Star by Kentucky Super Lawyers® and is listed in the Best Lawyers in America®. She will serve as a member of the Risk Committee and Nominating and Corporate Governance Committee of the Company’s board of directors.

As a member of the Board, Ms. Donovan will be entitled to receive compensation from the Company in accordance with its standard director compensation program. The compensation received by the Company’s directors for 2021 is described in the Company’s definitive proxy statement relating to its 2022 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 16, 2022. The Company anticipates that Ms. Donovan will be granted the customary Stock Appreciation Rights for 1,000 shares of the Company’s common stock. This grant will have a ten-year term, will vest at the rate of 20% per year, and will have a strike price of 100% of the closing market price of the Company's common stock on the grant date. She may receive additional stock options and/or grants in the future as approved by the Board of Directors. As with the Company's other directors, Ms. Donovan will execute an indemnification agreement among her, the Bank, and the Company.

There are no understandings or arrangements with any person regarding Ms. Donovan's election to the Board, and there are no family relationships between her and any other officer or director of the Company. The Bank has had and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company, and the Bank, their associates and business and professional organizations with which they are connected. Any lending transactions with Ms. Donovan and her related interests in the future will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or the Company.

Item 9.01. Financial Statements and Exhibits.

(D)	Exhibits

99.1	Press Release dated November 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stock Yards Bancorp, Inc.

Date: November 8, 2022	By:	/s/ T. Clay Stinnett
T. Clay Stinnett
Executive Vice President, Treasurer and Chief Financial Officer